Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-110707) and Form S-3 (File No. 333-116610) of Digital Insight Corporation of our report dated February 19, 2004, except for Note 15 as to which the date is September 16, 2004, relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS, LLP

Los Angeles, California

March 16, 2005